CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Financial Highlights”, and to the incorporation by reference of our reports dated January 22, 2010 for Van Kampen High Yield Municipal Fund and November 20, 2009 for Van Kampen California Insured Tax Free Fund, Van Kampen Insured Tax Free Income Fund, Van Kampen Intermediate Term Municipal Income Fund, Van Kampen Municipal Income Fund and Van Kampen New York Tax Free Income Fund, in this Post-Effective Amendment No. 33 to the Registration Statement (Form N-1A No. 33-66242) of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds) and the related Prospectuses of Invesco Van Kampen High Yield Municipal Fund, Invesco Van Kampen California Insured Tax Free Fund, Invesco Van Kampen Insured Tax Free Income Fund, Invesco Van Kampen Intermediate Term Municipal Income Fund, Invesco Van Kampen Municipal Income Fund and Invesco Van Kampen New York Tax Free Income Fund, and the Statement of Additional Information of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds).
/s/ ERNST & YOUNG LLP
Chicago, Illinois
May 24, 2010